Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-57785, 333-75633, 333-32580, 333-105536, 333-155884 and 333-174429) of Apache Corporation and in the related Prospectuses,

(2)	Registration Statements (Form S-4 Nos. 333-107934 and 333-166964) of Apache Corporation and in the related Prospectuses, and

(3)	Registration Statements (Form S-8 Nos. 33-59721, 33-63817, 333-26255, 333-32557, 333-36131, 333-31092, 333-48758, 333-97403, 333-102330, 333-103758, 333-106213, 333-125232, 333-125233, 333-135044, 333-143115, 333-170533, 333-175250, 333-178672, and 333-190619) of Apache Corporation;

of our report dated February 28, 2014, except for the effects of discontinued operations as discussed in Note 1, as to which the date is July 17, 2014, with respect to the consolidated financial statements of Apache Corporation included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Houston, Texas

July 17, 2014